Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2007, (except for note 13(d), as to which the date is July 9, 2007), relating to the consolidated financial statement of Voltaire Ltd., which appears in Voltaire Ltd.’s Registration Statement on Form F-1 (No. 333-144439) filed with the Securities and Exchange Commission.
/s/ KESSELMAN & KESSELMAN
KESSELMAN & KESSELMAN
A member of PriceWaterhouseCoopers International Limited
Tel-Aviv, Israel
August 7, 2007